EXHIBIT 99.1



                                ASPi Europe, Inc.
                              1940 West 11th Avenue
                       Vancouver, British Columbia, Canada
                                     V6J 2C6
                                 (604) 687-7661
                               Fax (604) 687-7684

                                  OTCBB: "ASPQ"

                                                                December 6, 2001



           ASPI EUROPE, INC.'S WHOLLY-OWNED OPERATING SUBSIDUARY FILES
                         AN ASSIGNMENT INTO BANKRUPTCY


VANCOUVER, BRITISH COLUMBIA - ASPi Europe, Inc. ("ASPi") (OTCBB: "ASPQ") today announced that its wholly-owned operating subsidiary, GrowthExperts Group Inc. ("GrowthExperts"), has filed an assignment into bankruptcy under the Bankruptcy and Insolvency Act. Mackay & Company Ltd. has been named as the trustee in the bankruptcy proceedings. Where necessary, appropriate action is being taken to protect GrowthExperts' assets.

Accordingly, ASPi is taking steps to conserve its remaining cash reserves by substantially curtailing its own operations. ASPi believes it has sufficient working capital to fund current minimum operations through December 2001, and is evaluating new business prospects and opportunities as they become available.

THE SEC AND NASD HAVE NOT REVIEWED AND DO NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

This press release contains statements that constitute "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include the ability of ASPi's management to identify new business opportunities and complete them on the terms acceptable by ASPi or at all; and receipt of financing necessary to complete any proposed acquisition. Factors that could cause actual results to differ materially from anticipated results include: risks associated with our limited operating history and history of losses; risks associated with our current financial condition and lack of working capital; risks associated with our potential inability to attract additional financing on terms acceptable to us or at all; and other risks and uncertainties detailed in our 10-K filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.